EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Creative Medical Technology Holdings, Inc. of our audit report dated March 14, 2025, with respect to the financial statements of Creative Medical Technology Holdings, Inc. as of December 31, 2024, and for the year then ended.

We also consent to the reference to our firm under the caption “Experts” in such Registration Statement.

/s/ Haynie & Company

Haynie & Company

Salt Lake City, Utah

April 2, 2025